EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-40432) of Allegheny Energy, Inc. of our report dated May 28, 2004 relating to the financial statements of the Allegheny Energy Employee Stock Ownership and Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
June 25, 2004